Exhibit 24(b)


                              CERTIFICATION

     The undersigned certifies that he is Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened and held on September 15, 1994, at which a quorum was present and acting throughout.

     IN WITNESS WHEREOF, I have signed and sealed this Certificate this 24th day of August, 1995.

                                      /s/  Thomas L. Feazell
                                      ________________________________
                                      Thomas L. Feazell, Secretary




   (S E A L)

                      DEFERRED COMPENSATION PLAN

RESOLVED, that the "Ashland Oil, Inc. Deferred Compensation Plan," substantially in the form attached hereto as Exhibit A (the "Plan") be, and the same hereby is, approved and adopted, subject, however, to its approval by the shareholders of the Corporation at the next Annual Meeting of said shareholders to be held on January 26, 1995 or such other date fixed for the next meeting of shareholders, or any adjournment or postponement thereof;

RESOLVED, there is hereby reserved for issuance under the Plan 500,000 shares of fully paid and nonassessable $1.00 par value Common Stock of the Corporation (the "Common Stock");

RESOLVED, that the foregoing Plan be submitted to the shareholders of the Corporation for their consideration at the Annual Meeting of Shareholders to be held on January 26, 1995;

RESOLVED, that, the Personnel and Compensation Committee (the "Committee"), in accordance with the Plan, is hereby authorized to administer the Plan;

RESOLVED, that the Chairman of the Board, the President, any Senior Vice President, Administrative Vice President, Vice President or the Secretary of the Corporation (the "Authorized Officers") be, and each of them hereby is, authorized to cause the Corporation to make application to the New York Stock Exchange, Inc. and the Chicago Stock Exchange, Inc. for the listing on such Exchanges, upon official notice of issuance, of the Common Stock; and that the Authorized Officers of the Corporation be, and each of them hereby is, authorized in connection with such listing applications to execute in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to file or deliver all such applications, statements, certificates, agreements, and other documents as in their judgment shall be necessary, proper or advisable to accomplish such listings;

RESOLVED, that any of the Authorized Officers be, and each of them hereby is, authorized to take any and all action which they may deem necessary or advisable in order to effect the registration of the Common Stock under federal securities laws including (i) to execute and file with the Securities and Exchange Commission (the "SEC") a Registration Statement or Registration Statements on Form S-8 or any other appropriate form with respect to shares of the Common Stock; (ii) to execute and file with the SEC such other filings as may be required from time to time to keep the information in such Registration Statement(s) current and (iii) to cause to be delivered from time to time to participants in the Plan information required in the related Prospectus;

RESOLVED, that any of the Authorized Officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Common Stock for issue, offer, sale or trade under the securities or Blue Sky laws of any state, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published all such applications, reports, consents to service of process, appointments of attorneys to receive service of process, issuer's covenants, resolutions, and other papers and documents as may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem to be in the best interests of the Corporation; and

RESOLVED, that the Authorized Officers of the Corporation and its counsel be, and they hereby are, authorized to take all such further action and to execute and deliver all such further instruments and documents, including without limitation, powers of attorney, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all such expenses as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and to accomplish the purposes of the foregoing resolutions and each of them; and the Board of Directors hereby adopts the form of all resolutions required to be delivered or filed in connection with carrying out the intent of and accomplishing the purposes of the foregoing resolutions if (i) in the judgment of the Authorized Officers of the Corporation so acting, the adoption of such resolutions is necessary or advisable and (ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by filing with the minutes of this meeting a copy of such resolutions, which shall thereupon be deemed to be adopted by this Board of Directors and incorporated in the minutes as a part of these resolutions with the same force and effect as if presented specifically to this meeting.



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